SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported) May 5, 2004

Credit Suisse First Boston (USA), Inc. (Exact name of registrant as specified in its charter)
Delaware	13-1898818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Eleven Madison Avenue, New York, New York	10010
(Address of principal executive office)	(Zip Code)

1-6862	(212) 325-2000
(Commission File Number)	(Registrant’s telephone number, including area code)

Item 5. Other Events

                On May 5, 2004, Credit Suisse Group, our ultimate parent, released its financial results for the three months ended March 31, 2004, including the financial results of the Credit Suisse First Boston business unit, of which we are a part.

                For the three months ended March 31, 2004, Credit Suisse Group reported net income of CHF 1.9 billion, and the Credit Suisse First Boston business unit reported net income of CHF 759 million.

                We have not reported our financial results for the three months ended March 31, 2004 and will report these results in connection with the filing of our quarterly report on Form 10-Q.

                We expect to report net income of USD 167 million for the three months ended March 31, 2004.  We had net income of USD 81 million for the three months ended March 31, 2003, with USD 57 million from continuing operations and USD 24 million from the discontinued operations of the Pershing unit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse First Boston (USA), Inc.

/s/ Paul C. Wirth
Paul C. Wirth
Chief Financial and Accounting Officer

May 5, 2004